                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 23                                   Trade Date: 06/17/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/20/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 18, 2002


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
    CUSIP
     or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UDV3              $8,803,000.00              6.00%                  06/15/17                 100%


Interest Payment
   Frequency                                       Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option          Redemption              (including the redemption price)
----------------        -----------------          ----------              --------------------------------
    12/15/02                   Yes                    Yes                              100% 06/15/03
 semi-annually                                                                 semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions             Reallowance                 Dealer               Other Terms
---------------           -------------            -----------                 ------               -----------
 $8,692,962.50             $110,037.50               $3.50                ABN AMRO Financial
                                                                            Services, Inc.
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